Exhibit 10.1

WAIVER AND FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS WAIVER AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Waiver and Amendment”), dated as of February 12, 2007 (the “Effective Date”), is entered into by and among Channell Commercial Corporation, a Delaware corporation (“Domestic Borrower”), Channell Commercial Canada Inc., an Ontario corporation (“Canadian Borrower”), Channell Limited, a limited liability company incorporated under the laws of England and Wales (“CLU”), Channell Commercial Europe Limited, a limited liability company incorporated under the laws of England and Wales (“CCEL” and, together with CLU, “UK Borrowers”, and, together with Domestic Borrower, Canadian Borrower and CLU, “Borrowers”), Bank of America, N.A., as assignee of Banc of America Leasing and Capital, LLC, successor-in-interest to Fleet Capital Corporation, as Administrative Agent under the Loan Agreement referred to below (in such capacity, the “Administrative Agent”), BABC Global Finance Inc., as assignee of Fleet Capital Global Finance, Inc., as assignee of Fleet Capital Canada Corporation, as Canadian Agent under the Loan Agreement referred to below (in such capacity, the “Canadian Agent”), Bank of America, N.A., as successor-in-interest to Fleet National Bank, London U.K. Branch, as UK Agent under the Loan Agreement referred to below (in such capacity, the “UK Agent”), and the Lenders party to the Loan Agreement referred to below, with reference to the following facts:

RECITALS

A.            The Borrowers are currently in default under (i) Section 10.1.3 of the Loan and Security Agreement dated as of September 25, 2002 (as heretofore amended, the “Loan Agreement”), with the Administrative Agent, the Canadian Agent, the UK Agent and the Lenders party thereto, due to their breach of Section 8.2.18 of the Loan Agreement by their failure to maintain an Aggregate Availability of at least $1,500,000, and due to the Domestic Borrower’s breach of Section 3.3.2(a) of the Loan Agreement by its failure to have prepaid the outstanding principal amount of the Domestic Revolving Credit Loans in the amount of the excess of the Domestic Revolving Credit Exposure of all the Domestic Lenders over the Domestic Borrowing Base (minus the outstanding principal amount of the Domestic Term Loan and the Reserves applicable to Domestic Revolving Credit Loans) and (ii) Section 10.1.4 due to their breach of Section 8.1.7 by their failure to deliver the Projections of the Domestic Borrower and its Subsidiaries for fiscal year 2007 (collectively, the “Existing Events of Default”).

B.            The Borrowers have requested that the Lenders waive the Existing Events of Default and amend the Loan Agreement in order to (i) decrease the Aggregate Availability required pursuant to Section 8.2.18 of the Loan Agreement from $1,500,000 to $500,000, during the period from the Effective Date through and including April 30, 2007; (ii) extend the Term of the Loan Agreement from March 31, 2007 to June 30, 2007; (iii) decrease the amount of Reserves established under the Loan Agreement from $600,000 to $300,000 during the period from the Effective Date through and including

April 30, 2007; (iv) increase the maximum amount of the UK Borrowing Base to $600,000; and (v) make certain other modifications set forth below.

                NOW, THEREFORE, the parties hereby agree as follows:

1.             Defined Terms.  Any and all initially capitalized terms used in this Waiver and Amendment without definition shall have the respective meanings specified in the Loan Agreement.

2.             Waiver of Existing Events of Default.  The Lenders hereby waive the Existing Events of Default.  Such waiver by the Lenders shall constitute a waiver of only the Existing Events of Default and shall not constitute a waiver of any future breach of any provision of the Loan Agreement.  The Lenders hereby agree and acknowledge that the Default Rate shall not apply to any period prior to the Effective Date and hereby waive any right to impose or charge the Default Rate on any Obligations as a result of the Existing Events of Default.

3.             Agreement Re Projections.  The Domestic Borrower agrees that it shall deliver the Projections of the Domestic Borrower and its Subsidiaries for fiscal year 2007 required under Section 8.1.7 not later than February 28, 2007.

4.             Temporary Reduction of Reserve.  Without limiting its right to impose additional discretionary Reserves from time to time pursuant to Section 1.1.5 of the Loan Agreement, on the Effective Date, the Reserves heretofore established by the Administrative Agent under the Loan Agreement shall be reduced from $600,000 to $300,000 until April 30, 2007, after which date they shall increase again to $600,000.

5.             Section 1.1.1.  Section 1.1.1 of the Loan Agreement is hereby amended to read in full as follows:

“Domestic Revolving Credit Loans. Each Lender having a Domestic Revolving Credit Commitment (each, a “Domestic Lender”) agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make loans denominated in U.S. Dollars (such loans relative to such Lender, its “Domestic Revolving Credit Loans”) to Domestic Borrower from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative in the manner set forth in Section 3.1.1(a) hereof, provided, that no Domestic Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof:

(a)   the principal amount of the Domestic Revolving Credit Exposure of such Lender (which, for purposes of clarification, includes the Domestic LC Amount and outstanding Domestic LC Obligations, as further set forth in the definition of “Domestic Revolving Credit Exposure”) would exceed such Lender’s Domestic Revolving Credit Commitment minus such Lender’s Domestic Revolving Loan Percentage of Reserves, if any;

(b)   the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders plus the UK Revolving Credit Exposure of the UK Lender and plus the Canadian Revolving Credit Exposure of the Canadian Lender would exceed the Aggregate Borrowing Base then in effect (minus Reserves, if any); or

(c)   the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders (which, for purposes of clarification, includes the Domestic LC Amount and outstanding Domestic LC Obligations, as further set forth in the definition of “Domestic Revolving Credit Exposure”) would exceed the Revolving Credit Maximum Amount minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans, minus the Dollar Equivalent of the UK LC Amount minus Reserves, if any.

Domestic Revolving Credit Loans may be borrowed as Domestic Base Rate Loans or Domestic LIBOR Loans.  Amounts borrowed under this Section 1.1.1 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof.  The Domestic Revolving Credit Loans shall be further evidenced by, and repayable in accordance with the terms of, the applicable Revolving Notes and shall be secured by all of the Domestic Collateral.”

6.             Section 1.1.2(a).  Section 1.1.2(a) of the Loan Agreement is hereby amended to read in full as follows:

“(a) Subject to the terms and conditions hereof, the Canadian Lender agrees, for so long as no Default or Event of Default exists, to make loans to Canadian Borrower denominated in Canadian Dollars (each such loan or extension of credit, a “Canadian Revolving Credit Loan”) from time to time during the period from the date hereof to but not including the last day of the Term, as requested by the Borrower Representative in the manner set forth in Section 3.1.1(b) hereof; provided that no Canadian Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Canadian Revolving Credit Exposure of the Canadian Lender would exceed the Canadian Borrowing Base then in effect minus Reserves applicable to Canadian Revolving Credit Loans, if any, or (ii) the aggregate amount of the Domestic Revolving Credit Exposure of all the Lenders would exceed the Revolving Credit Maximum Amount minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus the Dollar Equivalent of the UK LC Amount minus Reserves, if any.  The Canadian Revolving Credit Loans shall be further evidenced by, and repayable in accordance with the terms of, the applicable Revolving Note and shall be secured by all of the Canadian Collateral.  Amounts borrowed under this Section 1.1.2 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof.  Upon the making of each such Canadian Revolving Credit Loan and subject to Section 3.2.6, each Canadian Participating Lender shall be deemed to have irrevocably and unconditionally purchased from the Canadian Lender, without recourse or warranty, an undivided interest and participation in each Canadian Revolving Credit Loan to the extent of such Canadian Participating Lender’s Canadian Percentage thereof.”

7.             Section 1.1.3(a).  Section 1.1.3(a) of the Loan Agreement is hereby amended to read in full as follows:

“(a)         Subject to the terms and conditions hereof, the UK Lender agrees, for so long as no Default or Event of Default exists, to make loans under an overdraft facility to either UK Borrower denominated in Sterling (each such loan or extension of credit, a “UK Revolving Credit Loan”) from time to time during the period from the date hereof to but not including the last day of the Term, as requested by the Borrower Representative or either UK Borrower in the manner set forth in Section 3.1.1(c) hereof; provided that no UK Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the UK Revolving Credit Exposure of the UK Lender (which, for purposes of clarification, includes the UK LC Amount and outstanding UK LC Obligations, as further set forth in the definition of “UK Revolving Credit Exposure”) would exceed the UK Borrowing Base then in effect minus Reserves applicable to UK Revolving Credit Loans, if any, or (ii) the aggregate amount of the Domestic Revolving Credit Exposure of all the Lenders would exceed the Revolving Credit Maximum Amount minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus the Dollar Equivalent of the UK LC Amount minus Reserves, if any.  UK Revolving Credit Loans may be borrowed as UK Base Rate Loans or UK LIBOR Loans. The UK Revolving Credit Loans shall be further evidenced by, and repayable in accordance with the terms of, the applicable Revolving Note and shall be secured by all of the UK Collateral.  Amounts borrowed under this Section 1.1.3 may be repaid in whole or in part and, up to but excluding the last day of the Term, reborrowed, all in accordance with the terms and conditions hereof.  Upon the making of each such UK Revolving Credit Loan and subject to Section 3.2.7, each UK Participating Lender shall be deemed to have irrevocably and unconditionally purchased from the UK Lender, without recourse or warranty, an undivided interest and participation in each UK Revolving Credit Loan to the extent of such UK Participating Lender’s UK Percentage thereof.”

8.             Section 3.3.2(a).  The first sentence of Section 3.3.2(a) of the Loan Agreement is amended to read in full as follows:

“Domestic Revolving Credit Loans. Domestic Borrower shall prepay the outstanding principal amount of the Domestic Revolving Credit Loans on any date on which the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders, the UK Revolving Credit Exposure of the UK Lender and the Canadian Revolving Credit Exposure of the Canadian Lender exceeds the Aggregate Borrowing Base then in effect (minus Reserves, if any) or the Revolving Credit Maximum Amount (minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus Reserves, if any), in the amount of such excess.”

9.             Extension of Term of Loan Agreement.  Section 4.1 of the Loan Agreement is hereby amended to read in full as follows:

“4.1         Term of Agreement.

                                Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect from the Closing Date through and including June 30, 2007 (the “Term”), unless terminated as provided in Section 4.2 hereof.”

10.           Temporary Reduction in Aggregate Availability Requirement.  Section 8.2.18 of the Loan Agreement is amended to read in full as follows:

“8.2.18    Aggregate Availability.

Permit Aggregate Availability to be less than $500,000 during the period from the Effective Date through and including April 30, 2007; and thereafter permit Aggregate Availability to be less than $1,500,000.”

11.           Definitions.  The following definitions set forth in Appendix A to the Loan Agreement are amended to read in full as follows (or, in the case of the definition of “Aggregate Borrowing Base” added thereto):

“Aggregate Borrowing Base” means, as of each date of determination, the sum of the Domestic Borrowing Base, the Canadian Borrowing Base and the UK Borrowing Base.

“Domestic Availability” — the amount of additional money which Domestic Borrower is entitled to borrow from time to time as Domestic Revolving Credit Loans, such amount being the lesser of:

(i) the aggregate Domestic Revolving Credit Commitments minus the principal amount of Domestic Revolving Credit Loans outstanding and the Domestic LC Amount and the outstanding Domestic LC Obligations; and

(ii)  the result of:

(A)  the Aggregate Borrowing Base; minus

(B)  the outstanding principal amount of Domestic Revolving Credit Loans (including any amounts which Administrative Agent or any Lender may have paid for the account of Domestic Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Domestic Borrower), the Domestic LC Amount and the outstanding Domestic LC Obligations, and any Reserves; minus

(C)  the Dollar Equivalent of the outstanding principal amount of UK Revolving Credit Loans (including any amounts which Administrative Agent, UK Agent or UK Lender may have paid for the account of UK Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by UK Borrowers), the Dollar Equivalent of the UK LC Amount and the Dollar Equivalent of the outstanding UK LC Obligations; minus

(D)  the Dollar Equivalent of the outstanding principal amount of Canadian Revolving Credit Loans (including any amounts which Administrative Agent, Canadian Agent or Canadian Lender may have paid for the account of Canadian Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Canadian Borrowers).

If the amount outstanding is equal to or greater than the aggregate Domestic Revolving Credit Commitments or the Aggregate Borrowing Base, Domestic Availability is $0.

“UK Borrowing Base” — “UK Borrowing Base” - as at any date of determination thereof, the Dollar Equivalent of an amount equal to the lesser of the following:

(a)           $600,000; and

(b)           an amount equal to 75% of the net amount of Eligible Accounts of UK Borrowers outstanding at such date.

The advance rate set forth above may be adjusted downward by UK Agent as UK Agent shall deem necessary or appropriate in its reasonable credit judgment, including, without limitation, adjustments with respect to Prior Claims.  For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at UK Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.”

12.           Overadvance Definition.  The following definition of “Overadvance” set forth in Section 10.1.1 of the Loan Agreement is amended to read in full as follows:

“Overadvance” means the occurrence of any of the following: (a) the Domestic Revolving Credit Exposure of all the Domestic Lenders exceeds (i) the Aggregate Borrowing Base then in effect (minus Reserves, if any) or (ii) the Revolving Credit Maximum Amount (minus the Dollar Equivalent of the aggregate principal amount of the outstanding Canadian Revolving Credit Loans minus the Dollar Equivalent of the aggregate principal amount of the outstanding UK Revolving Credit Loans minus Reserves, if any), (b) the aggregate amount of the Canadian Revolving Credit Exposure of the Canadian Lender exceeds (including, without limitation, as a result of fluctuation in exchange rates) the Canadian Borrowing Base then in effect (minus Reserves applicable to Canadian Revolving Credit Loans, if any), or (c) the aggregate amount of the UK Revolving Credit Exposure of the UK Lender exceeds (including, without limitation, solely as a result of fluctuation in exchange rates) the UK Borrowing Base then in effect (minus Reserves applicable to UK Revolving Credit Loans, if any).”

13.           Amendment Fee.  In consideration of the Agreement of the Agents and the Lenders to enter into this Waiver and Amendment, Domestic Borrower hereby agrees to pay to the Administrative Agent on the Effective Date, for the sole account of the Domestic Lender, an amendment fee in the amount of $25,000 (the “Amendment Fee”), which fee shall be deemed fully-earned and non-refundable once paid.  Domestic Borrower hereby acknowledges and agrees that the Administrative Agent may effect payment of the Amendment Fee by charging the full amount thereof to the Domestic Loan Account.

14.           Conditions Precedent.  The effectiveness of this Waiver and Amendment shall be subject to the prior satisfaction of the following conditions:

(a)           This Waiver and Amendment.  The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, an original of this Waiver and Amendment, duly executed by the Borrowers, the Administrative Agent, the Canadian Agent, and the UK Agent;

(b)           No Defaults.  The Borrowers and all other Loan Parties shall be in compliance with all the terms and provisions of the Loan Documents applicable to such Person or its Property and no Default or Event of Default (other than the Existing Events of Default waived hereby) shall have occurred and be continuing;

(c)           Accuracy of Representations and Warranties.  All of Borrowers’ representations and warranties contained herein shall be true and correct on and as of the date of execution hereof; and

(d)           Payment of the Amendment Fee.  The Administrative Agent shall have received the Amendment Fee.

15.           Representations and Warranties.

(a)           Reaffirmation of Prior Representations and Warranties.  Each Borrower hereby reaffirms and restates as of the date hereof all of the representations and warranties made by such Borrower in the Loan Agreement and the other Loan Documents, which shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date.

(b)           No Default.  Except for the Existing Events of Default, no Default or Event of Default has occurred and remains continuing under any of the Loan Documents.

16.           Miscellaneous.

(a)           Reference to Loan Agreement.  The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Waiver and Amendment.

(b)           Loan Agreement Remains in Effect.  The Loan Agreement and the other Loan Documents remain in full force and effect and the Borrowers ratify and confirm their agreements and covenants contained therein.

(c)           APPLICABLE LAW.  THIS WAIVER AND AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(d)           Counterparts.  This Waiver and Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have entered into this Waiver and Amendment by their respective duly authorized officers as of the date first above written.

Channell Commercial Corporation,
a Delaware corporation

By:	/s/ Patrick E. McCready
Name:	Patrick E. McCready
Title:	CFO

Channell Commercial Canada Inc.,
an Ontario corporation

By:	/s/ William H. Channell, Jr.
Name:	William H. Channell, Jr.
Title:	President and CEO

Channell Limited,
a limited liability company incorporated
under the laws of England and Wales

By:	/s/ William H. Channell, Jr.
Name:	William H. Channell, Jr.
Title:	President and CEO

Channell Commercial Europe Limited,
a limited liability company incorporated
under the laws of England and Wales

By:	/s/ William H. Channell, Jr.
Name:	William H. Channell, Jr.
Title:	President and CEO

Bank of America, N.A.,
(as assignee of Banc of America
Leasing and Capital, LLC, successor-
in-interest to Fleet Capital Corporation),
as Administrative Agent and as sole
Domestic Lender

By:	/s/ Matthew R. Van Steenhuyse
Matthew R. Van Steenhuyse
Senior Vice President & Portfolio Manager

BABC Global Finance Inc.,
(as assignee of Fleet Capital Global Finance, Inc.,
as assignee of Fleet Capital Canada Corporation),
as Canadian Agent and as Canadian Lender

By:	/s/ L. M. Junior Del Brocco
Name:	L. M. Junior Del Brocco
Senior Vice President

Bank of America, N.A.
(successor-in-interest to Fleet National Bank,
London U.K. Branch), as UK Agent and as UK
Lender

By:	/s/ Matthew R. Van Steenhuyse
Matthew R. Van Steenhuyse
Senior Vice President & Portfolio Manager